                     Exhibit 99.1

JLL Income Property Trust
Sells Suburban Seattle Apartment Community

Timely Disposition to Reinvest at Attractive New Market Cycle Returns

Chicago (October 22, 2024) – JLL Income Property Trust, an institutionally-managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with approximately $6.6 billion in portfolio equity and debt investments, announced the sale of Stonemeadow Farms, a 280-unit, garden-style apartment community in Bothell, Washington – a desirable Seattle suburb less than 20 miles from Redmond, Bellevue and downtown Seattle.

This disposition aligns with JLL Income Property Trust’s long-term track record of harvesting gains and reinvesting capital into property sectors and markets that are better positioned for higher point forward returns. Acquired in 2019, prior to the pandemic-induced record low interest and cap rates and benefiting from the apartment sector’s record high rent growth that followed, this sale supports the fund’s recycling strategy targeting stronger markets positioned for better growth.

“Stonemeadow Farms proved to be an outstanding investment for us generating an attractive leveraged internal rate of return during our five-year hold,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “We remain bullish on apartments and single family rentals which represent our largest overweight sector at over 40% of our portfolio. Crystalizing this investment’s strong performance that exceeded our expectations in terms of occupancy and rent growth made sense in the current environment, especially in the face of our Research and Strategy team’s estimates of a growing competitive new supply pipeline.”

Swaringen continued, “As active real estate managers, we carefully construct our portfolio allocations with critical input from LaSalle’s world-class Research and Strategy team. As we enter what we believe to be the early stages of a new market cycle for core real estate, this was an opportune time to move out of an older residential community freeing up capital to now invest in newer vintage properties with the potential for better returns and lower risk.”

Over its 12-year history, JLL Income Property Trust has sold 48 properties at values totaling over $1.1 billion, in aggregate trading on an arms-length basis within 2% of the most recent independent appraised value, all the while utilizing an institutional, independent valuation methodology – a valuation practice unique from many others in the NAV REIT industry.

JLL Income Property Trust’s allocation to residential investments remains its largest even after this disposition. At $2.7 billion, investments in the residential sector across 24 apartment communities and 4,500 single family rental homes comprise the largest percentage of JLL Income Property Trust’s $6.6 billion portfolio at 42%.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX)
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management | Investing Today. For Tomorrow.
LaSalle Investment Management is one of the world’s leading real estate investment managers. On a global basis, LaSalle manages US$84.8 billion of assets in private and public real estate equity and debt investments as of Q2 2024. LaSalle’s diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information, please visit www.lasalle.com, and LinkedIn.

Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Alissa Schachter
LaSalle Investment Management
Telephone: +1 312 339 0625
Email: Alissa.schachter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com